Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Dune Energy, Inc. on Form S-8 (File no. 333-180053) of our report dated March 7, 2014, with respect to the audited consolidated financial statements of Dune Energy, Inc. for the years ended December 31, 2013 and 2012.

/s/ MaloneBailey, LLP

www.malone–bailey.com

Houston, Texas

March 7, 2014